ADMINISTRATION AGREEMENT

     THIS AGREEMENT is made as of this 5th day of October, 2000, by and between THE SHEPHERD STREET FUNDS, INC. (the "Fund"), a Maryland corporation having its principal place of business at 480 Shepherd Street, Winston-Salem, North Carolina 27103, SALEM INVESTMENT COUNSELORS, INC., a North Carolina corporation ("Salem") having its principal place of business at 480 Shepherd Street, Winston-Salem, North Carolina 27103 and ULTIMUS FUND SOLUTIONS, LLC ("Ultimus"), a limited liability company organized under the laws of the State of Ohio and having its principal place of business at 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246.

     WHEREAS, the Fund is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, Salem is an investment advisory firm registered as such with the Securities and Exchange Commission; and

     WHEREAS, the Fund and Salem previously have entered into an "Operating Services Agreement" dated as of September 30, 1998, authorizing and directing Salem to provide certain operational and administrative services to the Fund, and which further authorizes Salem to enter into this Administration Agreement (hereafter "Agreement") on behalf of the Fund; and

     WHEREAS, Salem desires that Ultimus provide certain administrative services for each series of the Fund, listed on Schedule A attached hereto and made part of this Agreement, as such Schedule A may be amended from time to time (individually referred to herein as the "Portfolio" and collectively as the "Portfolios"); and

     WHEREAS, Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement;

     WHEREAS, the Fund consents to the appointment of Ultimus to perform the services set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.   RETENTION OF ULTIMUS.

     Salem hereby retains Ultimus to act as the administrator of the Fund and to furnish the Fund with the services as set forth below. Ultimus hereby accepts such employment to perform such duties.

     Ultimus shall provide the Fund with regulatory reporting services; shall provide all necessary office space, equipment, personnel, compensation and facilities for handling the affairs of the Fund; and shall provide such other services as the Fund or Salem may request that Ultimus perform consistent with its obligations under this Agreement. Without limiting the generality of the foregoing, Ultimus shall:

     (a) calculate Fund expenses and administer all disbursements for the Fund, and as appropriate compute the Fund's yields, total return, expense ratios and portfolio turnover rate;

     (b) prepare and coordinate, in consultation with Salem and Fund counsel, the preparation of prospectuses, statements of additional information, registration statements and proxy materials;

     (c) prepare such reports, notice filing forms and other documents (including reports regarding the sale and redemption of shares of the Fund as may be required in order to comply with federal and state securities law) as may be necessary or desirable to make notice filings relating to the Fund's shares with state securities authorities, monitor the sale of Fund shares for compliance with state securities laws, and file with the appropriate state securities authorities compliance filings as may be necessary or convenient to enable the Fund to make a continuous offering of its shares;

     (d) develop and prepare, with the assistance of Salem, communications to shareholders, including the annual report to shareholders, coordinate the mailing of prospectuses, notices, proxy statements, proxies and other reports to Fund shareholders, and supervise and facilitate the proxy solicitation process for all shareholder meetings, including the tabulation of shareholder votes;

     (e) administer contracts on behalf of the Fund with, among others, the Fund's investment adviser, distributor, custodian, transfer agent and fund accountant;

     (f) supervise the Fund's transfer agent with respect to the payment of dividends and other distributions to shareholders;

     (g)  calculate   performance   data  of  the  Fund  for   dissemination  to
          information services covering the investment company industry;

     (h) file all of the Fund's tax returns, and prepare and mail annual Form 1099, Form W-2P and Form 5498 to appropriate shareholders, with a copy to the Internal Revenue Service;

     (i) assist with the layout and printing of prospectuses and supplements thereto, and assist with and coordinate layout and printing of the Fund's semi-annual and annual reports to shareholders;

     (j) provide individuals reasonably acceptable to the Fund's Directors to serve as officers of the Fund, who will be responsible for the management of certain of the Fund's affairs as determined by the Directors;

     (k) advise the Fund and its Directors on matters concerning the Fund and its affairs including making recommendations regarding dividends and distributions;

     (l) obtain and keep in effect fidelity bonds and directors and officers/errors and omissions insurance policies for the Fund in accordance with the requirements of the 1940 Act and as such bonds and policies are approved by the Directors;

     (m) monitor and advise the Fund and its Portfolios on their registered investment company status under the Internal Revenue Code of 1986;

     (n) monitor and advise the Fund and its Portfolios on compliance with applicable limitations as imposed by the 1940 Act and the rules and regulations thereunder or set forth in the Fund's or any Portfolio's then current Prospectus or Statement of Additional Information;

     (o) provide such internal legal services as are requested by Salem or the Fund including, but not limited to, the coordination of meetings and preparation of materials for the quarterly and special meetings of the Directors and meetings of the Fund's shareholders;

     (p) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that all necessary information is made available to the Fund's independent public accountants in connection with the preparation of any audit or report requested by the Fund;

     (q) cooperate with, and take all reasonable actions in the performance of its duties under this Agreement to ensure that the necessary information is made available to the Securities and Exchange Commission (the "SEC") or any other regulatory authority in connection with any regulatory audit of the Fund or Salem;

     (r) perform all administrative services and functions of the Fund to the extent administrative services and functions are not provided to the Fund by other agents of the Fund;

     (s) prepare and file with the SEC the semi-annual report for the Fund on Form N-SAR and all required notices pursuant to Rule 24f-2 under the 1940 Act; and

     (t) furnish advice and recommendations with respect to other aspects of the business and affairs of the Fund as the Fund, Salem and Ultimus shall determine desirable.

2.   SUBCONTRACTING.

     Ultimus may, at its expense and, upon written notice to the Fund and Salem, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Ultimus shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

3.   ALLOCATION OF CHARGES AND EXPENSES.

     Ultimus shall furnish at its own expense the executive, supervisory and clerical personnel necessary to perform its obligations under this Agreement. Ultimus shall also pay all compensation, if any, of officers of the Fund who are affiliated persons of Ultimus.

     The Fund or Salem, as applicable, assumes and shall pay or cause to be paid all other expenses of the Fund not otherwise allocated herein, including, without limitation, organization costs, taxes, expenses for legal and auditing services, the expenses of preparing (including typesetting), printing and mailing reports, prospectuses, statements of additional information, proxy solicitation material and notices to existing shareholders, all expenses incurred in connection with issuing and redeeming shares, the costs of custodial services, the cost of initial and ongoing registration and/or qualification of the shares under federal and state securities laws, fees and out-of-pocket expenses of Directors who are not affiliated persons of Ultimus or the investment adviser to the Fund, insurance premiums, interest, brokerage costs, litigation and other extraordinary or nonrecurring expenses, and all fees and charges of investment advisers to the Fund.

4.   COMPENSATION OF ULTIMUS.

     For the services to be rendered, the facilities furnished and the expenses assumed by Ultimus pursuant to this Agreement, Salem shall pay to Ultimus compensation at an annual rate specified in Schedule B attached hereto. Such compensation shall be calculated and accrued daily, and paid to Ultimus monthly. Salem shall also reimburse Ultimus for its reasonable out-of-pocket expenses, including but not limited to the travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance at Board meetings.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Ultimus' compensation for that part of the month in which this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Ultimus' compensation for the preceding month shall be made promptly.

5.   EFFECTIVE DATE.

     This Agreement shall become effective with respect to a Portfolio as of the date first written above (or, if a particular Portfolio is not in existence on that date, on the date such Portfolio commences operation) (the "Effective Date").

6.   TERM OF THIS AGREEMENT.

     The term of this Agreement shall continue in effect, unless earlier terminated by any party hereto as provided hereunder, for a period of two years (the "Initial Term"). Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods.

     This Agreement may be terminated without penalty: (i) by provision of sixty
(60) days' written notice; (ii) by mutual agreement of the parties; or (iii) for "cause" (as defined herein) upon the provision of sixty (60) days' advance written notice by the party alleging cause.

     For purposes of this Agreement, "cause" shall mean: (i) a material breach of this Agreement that has not been remedied within thirty (30) days following written notice of such breach from the non-breaching party, (ii) a series of negligent acts or omissions or breaches of this Agreement which, in the aggregate, constitute in the reasonable judgment of the Fund or Salem, a serious failure to perform satisfactorily Ultimus' obligations hereunder; (iii) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iv) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

     Notwithstanding the foregoing, after such termination for so long as Ultimus, with the written consent of the Fund, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due Ultimus and unpaid by Salem upon such termination shall be immediately due and payable upon and notwithstanding such termination. Ultimus shall be entitled to collect from Salem, in addition to the compensation described in Schedule B, the amount of all of Ultimus' cash disbursements for services in connection with Ultimus' activities in effecting such termination, including without limitation, the delivery to the Fund and/or its designees of the Fund's property, records, instruments and documents.

7.   STANDARD OF CARE.

     The duties of Ultimus shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Ultimus hereunder. Ultimus shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing the services provided for under this Agreement. Ultimus shall be liable for any damages arising directly or indirectly out of Ultimus' failure to perform its duties under this Agreement to the extent such damages arise directly or indirectly out of Ultimus' willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of it obligations and duties hereunder. (As used in this Article 7, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

     Without limiting the generality of the foregoing or any other provision of this Agreement, (i) Ultimus shall not be liable for losses beyond its reasonable control, provided that Ultimus has acted in accordance with the standard of care set forth above; and (ii) Ultimus shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Fund or Salem (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Fund for certain purposes).

     Ultimus may apply to the Fund at any time for instructions and may consult with counsel for the Fund or its own counsel and with accountants and other experts with respect to any matter arising in connection with Ultimus' duties hereunder, and Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants or other experts qualified to render such opinion.

8.   INDEMNIFICATION.

     The Fund agrees to indemnify and hold harmless Ultimus from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") arising directly or indirectly out of any action or omission to act which Ultimus takes (i) at any request or on the direction of or in reliance on the reasonable advice of the Fund, (ii) upon any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Fund (other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Fund for certain purposes) or (iii) on its own initiative, in good faith and in accordance with the standard of care set forth herein, in connection with the performance of its duties or obligations hereunder; provided, however that the Fund shall have no obligation to indemnify or reimburse Ultimus under this Article 8 to the extent that Ultimus is entitled to reimbursement or indemnification for such Losses under any liability insurance policy described in this Agreement or otherwise.

     Salem agrees to indemnify and hold harmless Ultimus from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") arising directly or indirectly out of any action or omission to act which Ultimus takes (i) at any request or on the direction of or in reliance on the reasonable advice of Salem,
(ii) upon any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of Salem or (iii) on its own initiative, in good faith and in accordance with the standard of care set forth herein, in connection with the performance of its duties or obligations hereunder; provided, however that Salem shall have no obligation to indemnify or reimburse Ultimus under this Article 8 to the extent that Ultimus is entitled to reimbursement or indemnification for such Losses under any liability insurance policy described in this Agreement or otherwise.

     Ultimus shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of Ultimus' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this Article 8, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

9.   RECORD RETENTION AND CONFIDENTIALITY.

     Ultimus shall keep and maintain on behalf of the Fund all books and records which the Fund and Ultimus is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. Ultimus further agrees that all such books and records shall be the property of the Fund and to make such books and records available for inspection by the Fund or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Fund and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

10.  FORCE MAJEURE.

     Ultimus assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

11.  RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

     All records and other data except computer programs and procedures developed to perform services required to be provided by Ultimus are the exclusive property of the Fund and all such records and data will be furnished to the Fund in appropriate form as soon as practicable after termination of this Agreement for any reason. Ultimus may at its option at any time, and shall promptly upon the Fund's demand, turn over to the Fund and cease to retain Ultimus' files, records and documents created and maintained by Ultimus pursuant to this Agreement which are no longer needed by Ultimus in the performance of its services or for its legal protection. If not so turned over to the Fund, such documents and records will be retained by Ultimus for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Fund unless the Fund authorizes in writing the destruction of such records and documents.

12.  REPRESENTATIONS OF THE FUND.

     The Fund certifies to Ultimus that: (1) as of the close of business on the Effective Date, each Portfolio that is in existence as of the Effective Date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Fund and, when executed and delivered by the Fund, will constitute a legal, valid and binding obligation of the Fund, enforceable against the Fund in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

13.  REPRESENTATIONS OF SALEM

     Salem certifies to Ultimus that: (1) Salem is authorized under its Operating Services Agreement with the Fund to enter into this Agreement; (2) this Agreement has been duly authorized by Salem and, when executed and delivered by Salem, will constitute a legal, valid and binding obligation of Salem, enforceable against Salem in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

14.  REPRESENTATIONS OF ULTIMUS.

     Ultimus represents and warrants that: (1) the various procedures and systems which Ultimus has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Fund and Ultimus' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by Ultimus and, when executed and delivered by Ultimus, will constitute a legal, valid and binding obligation of Ultimus, enforceable against Ultimus in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of this Agreement, and (4) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

15.  INSURANCE.

     Ultimus shall furnish the Fund with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels and deductible amounts. Ultimus shall notify the Fund should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. Ultimus shall notify the Fund of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Fund from time to time as may be appropriate of the total outstanding claims made by Ultimus under its insurance coverage.

16.  INFORMATION TO BE FURNISHED BY THE FUND.

     The Fund has furnished to Ultimus the following:

     (a) Copies of the Fund's Articles of Incorporation and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

     (b)  Copies of the following documents:

          (1)  The Fund's Bylaws and any amendments thereto; and
          (2) Certified copies of resolutions of the Directors covering the approval of this Agreement, authorization of a specified officer of the Fund to execute and deliver this Agreement and authorization for specified officers of the Fund to instruct Ultimus thereunder.

     (c) A list of all the officers of the Fund, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters.

     (d) Copies of the Prospectus and Statement of Additional Information for each Portfolio.

17.  AMENDMENTS TO AGREEMENT.

     This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

     For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure which has been approved by the Fund does not conflict with or violate any requirements of its Articles of Incorporation or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

18.  COMPLIANCE WITH LAW.

     Except for the obligations of Ultimus otherwise set forth herein, the Fund assumes full responsibility for the preparation, contents and distribution of each prospectus of the Fund as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. The Fund represents and warrants that no shares of the Fund will be offered to the public until the Fund's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

19.  NOTICES.

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to the Fund or Salem, at 480 Shepherd Street, Winston-Salem, North Carolina 27103, Attn: Mr. Jeffrey Howard; and if to Ultimus, at 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246, Attn: Robert
G. Dorsey; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

20.  ASSIGNMENT.

     This Agreement and the rights and duties hereunder shall not be assignable by any of the parties hereto except by the specific written consent of the other parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

21.  GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

22.  MULTIPLE ORIGINALS.

     This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                        THE SHEPHERD STREET FUNDS, INC.

                                        By: /s/ David B. Rea
                                            ------------------------------------
                                        Title: President

                                        ULTIMUS FUND SOLUTIONS, LLC

                                        By: /s/ Robert G. Dorsey
                                            ------------------------------------
                                        Title: President

                                        SALEM INVESTMENT COUNSELORS, INC.

                                        By:  /s/ David B. Rea
                                            ------------------------------------
                                        Title:  President

                                   SCHEDULE A

                     TO THE ADMINISTRATION AGREEMENT BETWEEN
                         THE SHEPHERD STREET FUNDS, INC.
                        SALEM INVESTMENT COUNSELORS, INC.
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC
                            DATED SEPTEMBER 30, 2000

                                 FUND PORTFOLIOS
                                 ---------------

                         The Shepherd Street Equity Fund

                                   SCHEDULE B

                     TO THE ADMINISTRATION AGREEMENT BETWEEN
                         THE SHEPHERD STREET FUNDS, INC.
                        SALEM INVESTMENT COUNSELORS, INC.
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC
                            DATED SEPTEMBER 30, 2000

                                      FEES
                                      ----

     Pursuant to Article 4, in consideration of services rendered and expenses assumed pursuant to this Agreement, Salem will pay Ultimus on the first business day after the end of each month, or at such time(s) as Ultimus shall request and the parties hereto agree, a fee computed with respect to each Portfolio as follows:

          ---------------------------------------------------------------
          AVERAGE DAILY NET ASSETS                     ADMINISTRATION FEE
          ---------------------------------------------------------------
          Up to $50 million                                  .150%
          ---------------------------------------------------------------
          $50 to $100 million                                .125%
          ---------------------------------------------------------------
          $100 to $250 million                               .100%
          ---------------------------------------------------------------
          $250 to $500 million                               .075%
          ---------------------------------------------------------------
          In excess of $500 million                          .050%
          ---------------------------------------------------------------

The fee will be subject to a monthly minimum of $2,000 with respect to each Portfolio.

     The foregoing fees will be discounted with respect to The Shepherd Street Equity Fund by 20% until the earlier of (i) the expiration of the Initial Term as defined in Article 6 or (ii) such Portfolio's net assets reach $20 million.

     In addition to the above fees, Salem will reimburse Ultimus for certain out-of-pocket expenses incurred on the Fund's behalf, including but not limited to, travel expenses to attend Board meetings and any other expenses approved by the Fund. The Fund or Salem, as applicable, will be responsible for it's the Fund's normal operating expenses, such as federal and state filing fees, insurance premiums, typesetting and printing of the Fund's public documents, and fees and expenses of the Fund's other vendors and providers.

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